                                                                   EXHIBIT 10.10




                          INDUSTRIAL LEASE AGREEMENT


                                    BETWEEN


             INDUSTRIAL DEVELOPMENTS INTERNATIONAL (GEORGIA), L.P.


                                  AS LANDLORD


                                      AND


                            BCS TECHNOLOGIES, INC.


                                   AS TENANT

                               TABLE OF CONTENTS

                                                                            PAGE
 1.  Basic Lease Provisions.................................................   1
 2.  Demised Premises.......................................................   2
 3.  Term...................................................................   3
 4.  Base...................................................................   3
 5.  Intentionally Omitted..................................................   3
 6.  Operating Expenses and Additional Rent.................................   3
 7.  Use of Demised Premises................................................   5
 8.  Insurance..............................................................   5
 9.  Utilities..............................................................   7
10.  Maintenance and Repairs................................................   7
11.  Tenant's Personal Property.............................................   8
12.  Tenant's Fixtures......................................................   9
13.  Signs..................................................................   9
14.  Intentionally Omitted..................................................   9
15.  Governmental Regulations...............................................   9
16.  Environmental Matters..................................................  10
17.  Construction of Demised Premises.......................................  11
18.  Tenant Alterations and Additions.......................................  14
19.  Services by Landlord...................................................  15
20.  Fire and Other.........................................................  15
21.  Condemnation...........................................................  15
22.  Tenant's Default.......................................................  16
23.  Landlord's Right of Entry..............................................  20
24.  Lender's Rights........................................................  20
25.  Estoppel Certificate...................................................  21
26.  Landlord Liability.....................................................  22
27.  Notices................................................................  22
28.  Brokers................................................................  22
29.  Assignment and Subleasing..............................................  22
30.  Termination or Expiration..............................................  24

                              TABLE OF CONTENTS
                                  (CONTINUED)

31.  Intentionally Omitted................................................   24
32.  Late Payments........................................................   24
33.  Rules and Regulations................................................   25
34.  Quiet Enjoyment......................................................   25
35.  Miscellaneous........................................................   25
36.  Special Stipulations.................................................   26
37.  Lease Date...........................................................   26
38.  Authority............................................................   26
39.  No Offer Until Executed..............................................   26
EXHIBIT "A" Demised Premises
EXHIBIT "B" Preliminary Plans and Specifications
EXHIBIT "C" Special Stipulations
EXHIBIT "D" Rules and Regulations
EXHIBIT "E" Certificate of Authority

                          INDUSTRIAL LEASE AGREEMENT
                          --------------------------

     THIS INDUSTRIAL LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 37 herein) by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL (GEORGIA), L.P., a Georgia limited partnership ("Landlord"), and BCS TECHNOLOGIES, INC., a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

                                  WITNESSETH:

     1. BASIC LEASE PROVISIONS. The following constitute the basic provisions of this Lease:


          (a)  Demised Premises Address:             4105 Royal Drive, Suite 100
                                                     Kennesaw, Georgia 30144

          (b)  Demised Premises Square Footage: approximately 24,648 sq. ft.

          (c)  Building Square Footage: approximately 123,648 sq. ft.

          (d)  Annual Base Rent

                    Lease Year 1                     $132,174.90
                         Month 1:                    $      0.00
                         Months 2-12:                $132,174.90
                    Lease Year 2                     $146,902.08
                    Lease Year 3                     $146,902.08
                    Lease Year 4                     $153,528.88
                    Lease Year 5                     $155,528.88
                    Lease Year 6                     $155,528.88

          (e)  Monthly Base Rent Installments

                    Lease Year 1
                         Month 1:                    $     0.00
                         Months 2-12:                $12,015.90
                    Lease Year 2                     $12,241.84
                    Lease Year 3                     $12,241.84
                    Lease Year 4                     $12,960.74

                    Lease Year 5                     $12,960.74
                    Lease Year 6                     $12,960.74

          (f)  Lease Commencement Date: May 1, 1999

          (g)  Base Rent Commencement Date: June 1, 1999

          (h)  Expiration Date.  April 30, 2005
          (i)  Term: 6 years

          (j)  Tenant's Operating Expense Percentage:  19.93%

          (k)  Security Deposit:  N/A

          (l) Permitted Use: Development, assembly, sales and distribution of electronic communication devices and office and administrative uses reasonably incidental thereto.

          (m)  Address for notice:

               Landlord:         Industrial Developments International
                                 (Georgia), L.P.
                                 c/o Industrial Developments International, Inc.
                                 3424 Peachtree Road, N.E., Suite 1500
                                 Atlanta, Georgia 30326
                                 Attn: Vice President - Operations

               Tenant:           BCS Technologies, Inc,
                                 8400 East Prentice Avenue
                                 Suite 1320
                                 Englewood, Colorado 80111
                                 Attn: David Fredrick, President

          (n)  Address for rental payments:

                                 Industrial Developments International
                                 (Georgia), L.P.
                                 c/o IDI Services Group, Inc.
                                 P.O. Box 930190
                                 Atlanta, Georgia 31193

          (o)  Broker(s):        Cushman & Wakefield
                                 Attn: Charles Craighill

     2. DEMISED PREMISES. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant,

                                       2.

and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit attached hereto and incorporated herein: approximately 24,648 square fact of space, approximately 10,700 square fact of which is office space, having an address as set forth in Section 1(a), located within Building B (the "Building"), which contains a total of approximately 123,648 square feet and is located within Northpark 75 (the "Project"), located in Cobb County, Georgia.

     3. TERM. To have and to hold the Demised Premises for a preliminary term (the "Preliminary Term") commencing on the Lease Date and ending on the Lease Commencement Date as set forth in Section 1(f), and a primary term (the "Primary Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as at forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term"). The term "Lease Year" shall mean each one (1) year period of the Term (or portion thereof if the last Lease Year of the Term is less than one (1) full year) beginning on the Lease Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Lease Commencement Date.

     4.   BASE.  Tenant shall pay to Landlord at the address set forth in
Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis (i) for the period between the Base Rent Commencement Date and the first day of the following calendar mouth (which pro rata. payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.


     5.   Intentionally Omitted.

     6.   OPERATING EXPENSES AND ADDITIONAL RENT.

          (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). "Operating Expenses" shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the "Building Common Area") in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and snow, trash and ice

                                       3.

removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees, all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area, and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis aver the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b). Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are made with respect to improvements made to comply with laws, ordinances or regulations as described above. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j). Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty
(30) days after receipt of such statement Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned pro rata.

          (b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Base Rent Commencement Date.

                                       4.

          (c) If applicable in the jurisdiction where the Demised Promises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the term of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

     7.   USE OF DEMISED PREMISES.

          (a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(1) and for no other purpose.

          (b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

          (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

          (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only. Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

          (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

     8.   INSURANCE.

          (A) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised

                                       5.

Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

               (I) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $2,000,000.00 and to have general aggregate limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in
Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

               (II) Insurance covering (A) all of the item included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the "Improvements"), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Section 20.

          (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class XII, in the most current available "Best Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

               (I) shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as "loss payee";

               (II) shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

               (III) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least fifteen (15) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                                       6.

               (IV) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

          (c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

          (d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

     9. UTILITIES. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. In the event Tenant's use of any utility not metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and following written notice to Tenant, pay the same and in such event, the amount of such payment together with interest thereon at the Interest Rate as defined in
Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment as Additional Rent. Landlord represents to Tenant that as of the Lease Commencement Date, the Demised Premises will be separately metered for electricity, telephone and all other utilities, other than water, sewer, the outside lighting, and the Project alarm system, the costs of which are billed to Landlord and charged to Tenant pursuant to Section 6.

     10.  MAINTENANCE AND REPAIRS.

          (a) Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation system, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to Section

                                       7.

10(b). During the Term, Tenant shall maintain in full force and affect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract within thirty (30) days after the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

          (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the roof, foundation (beneath the floor slab), exterior glass, structural frame of the Building, all plumbing and electrical lines serving the Demised Premises from the boundary of the Demised Premises to the point at which such line is maintained by the entity providing such utility, and all plumbing and electrical lines serving the Demised Premises and located in the floor slab or other structural components of the Building. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or Tenant's agents, contractors, employees and invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.

          (c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

     11. TENANT'S PERSONAL PROPERTY. All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence of Landlord, its agents, employees or contractors. Furthermore, in case any such claim is brought against Landlord, Tenant agrees to defend Landlord against such claim, at Tenant's sole expense, by counsel reasonably satisfactory to Landlord, and Landlord shall reasonably cooperate with Tenant and Tenant's counsel in connection therewith. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

                                       8.

     12. TENANT'S FIXTURES. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

     13. SIGNS. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Promises or an any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense,

     14.  Intentionally Omitted.

     15. GOVERNMENTAL REGULATIONS. Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (a) all or any part of the Demised Premises, and (b) to the use or manner of use of the Demised Premises and the Building Common Area. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises (a "Code Modification") which is made necessary as a result of the specific use being made by Tenant of the Demised Premises, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof. Tenant shall promptly send Landlord a copy of any written notice received by Tenant requiring a Code Modification.

                                       9.

     16.  ENVIRONMENTAL MATTERS.

          (a)  For purposes of this Lease:

               (I) "Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

               (II) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.

               (III) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 at seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

          (b) Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord's actual knowledge, has any predecessor owner of the Demised Premises.

          (c) Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Promises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

          (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided,

                                      10.

however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Promises could result in a risk of ham to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

     (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

     (f) Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Promises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Promises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Promises,

     (g) Tenant, shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liability arise out of Landlord's own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease,

  17.    CONSTRUCTION OF DEMISED PREMISES.

     (a) Within fifteen (15) days after the Lease Date, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications and/or

                                      11.

construction drawings (collectively, the "Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing the Improvements (as defined in Section 8(a)(ii)). Tenant shall have five (5) days after receipt of the Plans and Specifications in which to review and to give to Landlord written notice of its approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any changes to the Plans and Specifications which would materially alter either the Demised Premises or the exterior appearance or basic nature of the Building; as the same are contemplated by the Preliminary Plans. If Tenant fails to approve or request changes to the Plans and Specifications by five (5) days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. If after the Plans and Specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests any further changes to the Plans and Specifications and, as a result thereof, completion of construction of the Improvements is delayed beyond the Lease Commencement Date, the Term and Tenant's obligation to pay Base Rent hereunder shall nevertheless begin on the Lease Commencement Date.

     (b) Landlord shall use reasonable speed and diligence to substantially complete the Improvements, at Landlord's sole cost and expense and in compliance with all applicable laws relating to the construction of the Improvements, except for any compliance issues related to Tenant's specific use of the Demised Premises not reflected in the Plans and Specifications, and have the Demised Premises ready for occupancy on or before the Lease Commencement Date set forth in Section 1(f). If the Demised Premises are not substantially complete on that date, such failure to complete shall not in any way affect the obligation of Tenant hereunder except that the Lease Commencement Date, the Base Rent Commencement Date, and the Expiration Date shall be postponed one day for each day substantial completion is delayed until the Demised Premises are substantially complete, unless the delay is caused by Tenant's failure to approve the Plans and Specifications as set forth in Section 17(a) or by change orders requested by Tenant after approval of the Plans and Specifications. No liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Promises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed. For purposes of this Lease, the term "substantial completion" or any grammatical variation thereof shall mean sufficient completion of construction of the Demised

                                      12.

Premises in accordance with the Plans and Specifications, so that Tenant can lawfully occupy the Demised Premises, as evidenced by the delivery by Landlord to Tenant of a Certificate of Occupancy or its equivalent (or Temporary Certificate of Occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority if so required by applicable law.

     (c) Upon substantial completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the "Punchlist"). Landlord shall, within thirty (30) days after the Punchlist is prepared and agreed upon by Landlord and Tenant, as extended by Delay (as defined below), complete such incomplete work and remedy such defective work as is set forth on the Punchlist. All construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist. In the event Landlord fails to complete the Punchlist within such thirty (30) day period, as extended by Delay, Tenant may, at its option, perform the work necessary to complete the Punchlist (the "Tenant Punchlist Work"). If Tenant elects to perform the Tenant Punchlist Work, then, (i) prior to commencement of any work, Tenant shall provide to Landlord a specific description of the Tenant Punchlist Work and the name of the contractor performing such work, (ii) any materials used for the Tenant Punchlist Work shall be of equal or better quality than currently existing in the Building, (iii) Tenant's contractor shall be adequately insured and of good reputation, and (iv) Landlord shall reimburse Tenant for the reasonable, actual cost of the Tenant Punchlist Work upon receipt of adequate bills or other supporting evidence substantiating said cost. For purposes of this subsection (c), "Delay" shall mean such additional time as is equal to the time lost by Landlord or Landlord's contractors or Suppliers in connection with the performance of Landlord's work and/or the construction of the Demised Premises and related improvements due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, acts or omissions of Tenant, or delays by utility companies in bringing utility lines to the Demised Premises.

     (d) Upon substantial completion of the Demised Premises and the creation of the Punchlist, Tenant shall execute and deliver to Landlord a letter of acceptance in which Tenant (i) accepts the Demised Premises subject only to Landlord's completion of the items listed on the Punchlist and (ii) confirms that the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date remains as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised.

     (e) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of the Improvements will be of good quality and new, that during the one (1) year period following the Lease Commencement Date, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications. This warranty shall exclude damages or defects caused by Tenant or Tenant's Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

                                      13.

 18. TENANT ALTERATIONS AND ADDITIONS.

     (a) Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sale cost and expense and upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant's Change. No Tenant's Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant's Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided herein and in Section 12, all Tenant's Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

     (b) To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant's Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which my arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same, provided, however that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys' fees, paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate
                                      14.

levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

     19. SERVICES BY LANDLORD. Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof, Landlord shall be responsible for no other services whatsoever. Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

     20. FIRE AND OTHER. In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements. Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord's insurance, or if such casualty is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

     21. CONDEMNATION.

         (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or

                                      15.

liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

     (b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21
(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.

     (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

  22.    TENANT'S DEFAULT.

         (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

             (I) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) days after Landlord gives written notice to Tenant of such failure;

             (II) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

             (III) if the Demised Premises become vacant, deserted, or abandoned for more than ten (10) consecutive days or if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or promptly thereafter;

             (IV) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

             (V) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

             (VI) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case

                                      16.

may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

         (VII) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

         (VIII) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

         (IX) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

     (b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

         (I) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

         (II) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of
(A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant

                                      17.

Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

         (III) Without terminating this Lease, declare immediately due and payable the sum of the following; (1) the present value (calculated using the "Treasury Yield") of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises and all other expenses incurred by Landlord in connection with Tenant's default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys' fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or

                                      18.

         (IV) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Promises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Promises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be hold by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

         (V) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus affecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

         (VI) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

         (VII) With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

         (VIII) Pursue such other remedies as are available at law or equity.

     (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

     (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

                                      19.

         (e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No reentry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the term of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

         (f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

     23. LANDLORD'S RIGHT OF ENTRY. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant thereof.

     24. LENDER'S RIGHTS.

         (a)  For purposes of this Lease:

              (I) "Lender" as used herein means the current holder of a Mortgage;

              (II) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

         (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges

                                      20.

the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

          (c)  Tenant shall, in confirmation of the subordination set forth in
Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination.

          (d) At any time during the Term Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

          (e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or
(iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

          (f) In the event there is a Mortgage at any time during the Term, Landlord shall use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

     25. ESTOPPEL CERTIFICATE. Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any

                                      21.

party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

     26. LANDLORD LIABILITY. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building.

     27. NOTICES. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing; provided, however, that the party that mailed such returned notice shall be obligated to telephone the intended recipient and inform such intended recipient that such notice was delivered and returned.

     28. BROKERS. Tenant represents and warrants to Landlord that, except for those parties set forth in Section 1(o) (the "Brokers"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fan and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason

     29.  ASSIGNMENT AND SUBLEASING.

          (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or

                                      22.

transfer which requires Landlord's prior written consent. For purposes of this
Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant.

     (b) If Tenant desires to assign this Lease or sublet the Demised Promises or any part thereof, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee: or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then ten percent (10%) of such excess with such proposed assignment or sublease (in addition to rent). than ten percent (10%) of such excess rent and other consideration (after payment of brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (iii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) (above), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, up to a maximum of $1,000.00, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably

                                      23.

satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.

          (c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

     30.  TERMINATION OR EXPIRATION.

          (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

          (b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

          (c) If Tenant remains in possession of the Demised Promises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred twenty-five percent (125%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred twenty-five percent (125%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Tenant or Tenant's right of possession.

     31.  Intentionally Omitted.

     32. LATE PAYMENTS. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid
(i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or
(ii) as and when due with respect to any subsequent late payments in any twelve
(12) month period, Tenant shall pay an administrative fee equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment.

                                      24.

     33. RULES AND REGULATIONS. Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building.

     34. QUIET ENJOYMENT. So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

     35.  MISCELLANEOUS.

          (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

          (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

          (d)  TIME IS OF THE ESSENCE OF THIS LEASE.

          (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

          (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

          (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

          (h) Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

                                      25.

          (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

          (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

          (k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

          (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

     36. SPECIAL STIPULATIONS. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

     37. LEASE DATE. For purposes of this Lease, the term "Lease Date" shall mean the later date upon which this Lease is signed by Landlord and Tenant.

     38. AUTHORITY. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

     39. NO OFFER UNTIL EXECUTED. The submission of this Lease to Tenant for examination or consideration does not constitute an offer to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.

           [The remainder of this page is intentionally left blank.]

                                      26.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


Date:  3/1/99                              LANDLORD:
     ----------------------------
                                           INDUSTRIAL DEVELOPMENTS INTERNATIONAL
                                           (GEORGIA), L.P., a Georgia limited
                                           partnership

                                           By:  IDI (Georgia), Inc., a Georgia
                                           corporation, its sole general partner

                                           By: /s/ Timothy J. Gunter
                                              ----------------------------------
                                                  Name:  Timothy J. Gunter
                                                       -------------------------
                                                  Title:  Secretary
                                                        ------------------------

                                           Attest: /s/ Gregory J. Ryan
                                                  ------------------------------
                                                  Name: Gregory J. Ryan
                                                       -------------------------
                                                  Title: Assistant Secretary
                                                        ------------------------

                                                         [CORPORATE SEAL]

                                           TENANT:

Date:  2/19/99                             BCS TECHNOLOGIES, INC., a
     ----------------------------
                                           Delaware corporation

                                           By:  /s/ David Frederick
                                              ----------------------------------
                                                  Name:David Frederick
                                                       -------------------------
                                                  Title:  President
                                                        ------------------------

                                           Attest:  /s/ Kevin A. Kormondy
                                                  ------------------------------
                                                  Name:  Kevin A. Kormondy
                                                       -------------------------
                                                  Title:  Vice President
                                                        ------------------------

                                                         [CORPORATE SEAL]

                                  ATTESTATION

LANDLORD:

STATE OF GEORGIA

COUNTY OF FULTON

     BEFORE ME, a Notary Public in and for said County, personally appeared Timothy J. Gunter and Greg J. Ryan known to me to be the person(s) who, as Secretary and Assistant Secretary respectively, of IDI (Georgia), Inc., a Georgia corporation, the corporation which executed the foregoing instrument in its capacity as general partner of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation, in its capacity as general partner of Landlord, that the same is their free act and deed and they were duly authorized thereunto by the corporation and the partnership.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 1st day of March, 1999.


                                    /s/ Charolotte Robinson
                                    -----------------------------------
                                    Notary Public

                                    My Commission Expires: 10/06/01

TENANT

STATE OF COLORADO

COUNTY OF ARAPAHOE

     BEFORE ME, a Notary Public in and for said County, personally appeared David Frederick and Kevin Kormondy known to me to be the person(s) who, as President and Vice President/Secretary, respectively, of BCS Technologies, Inc., the corporation which executed the foregoing instrument in its capacity as Tenant, signed the, am, and acknowledged to am that they did so sip said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors, and that the sag affixed to said instrument is the corporate seal of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 19/th/ day of February, 1999.


                                    /s/ Sheri L. Hoopingauer
                                    ----------------------------------
                                    Notary Public

                                    My Commission Expires: 7/19/2000

                                      28.

                                   EXHIBIT A

[DIAGRAM]

                                  EXHIBIT "B"

                             TENANT IMPROVEMIENTS

                               BCS TECHNOLOGIES

Building:                            4105 Royal Drive
                                     Kennesaw, Georgia

Tenant Square Footage:               24,648 SF

Office Square Footage:               + 10,732 SF, as set forth on enclosed
                                     _
                                     spaced plan.

Warehouse Square Footage:            + 13,916 SF
                                     _

Car Parking:                         + 29 spaces (additional spaces can be
                                     _
                                     added in truck court area)

Ceiling Height:                      24'

Electrical:                          600 amp, 277/480 volt, 3 phase

Sprinkler System:                    ESFR

Column Spacing:                      40' x 40' (typical)

OFFICE AREA

Walls: Painted drywall. Walls go to the lay-in ceiling except the restroom walls which penetrate the ceiling, and the warehouse wall which goes to the dock.

                                     Sound Attenuation Blanket (SAB) type of
                                     insulation included at the conference
                                     room and at all front offices.

Windows: 4 - 5' x 9' (approximate) windows included in the end wall of the building, and 3 - 6' x 15' (approximate) windows included in the front wall of the Building (all are bronze storefront metal and glass, to match shell storefront, with blinds). See MAA's plan A2. 1, dated 2/16/99 for location.

Ceiling: 2' X 4' ceiling tile in 1 grid (lay-in type of ceiling). The entire office ceiling is at 9' AFF.

Doors: All office doors (except storefront doors) are stained solid core birch, 3' X T.

                    Doors leading to the warehouse have 6" wide X 30" high glass windows.

                    Door hardware is as follows: Restrooms have push/pull hardware, closers and kick plates. Locksets included at 10 office doors. Remaining doors have standard hardware.

Flooring:           Restrooms, Janitor's, file/copy and galley area are
                    Armstrong Excelon vinyl composition floor tile.

                    The remaining areas are an upgraded graphics type of carpet, similar to what BCS currently has. A typical selection is by Dimesion (brand) say Calypso (style) which is 36 oz direct glued to slab.

Storefront:         Two storefront doors will be provided per the plan. The
                    storefront is bronze metal with bronze tinted glass. Blinds are included on the storefront (except the doors).

Lighting:           18 cell parabolic lights are included (See MAA's plan A-2.1, dated 2/16/99). The lights have traditional switching (i.e.
                    not dimmable) Exit and emergency lights are provided per code.

Electrical:         The outlets and phone/data boxes are per MAA's first plan A-
                    2.1 dated 2/16/99. Cubicles supplied by 9 circuits in 3 overhead J-boxes. 33 telephone/data boxes include pull string only (low voltage wiring by Tenant)

Mechanical:         The office is serviced by a total of 35 tons of air
                    conditioning, with 3 zones. All units are of mounted RTU's, and it is a full ducted system (ducted returns)

                    Restrooms have exhaust fans per code.

                                     B-2.

                    All parts of the office are covered by semi-recessed, chrome fire protection heads for light hazard. Surface mounted fire extinguishers included per code. Special fire protection system (i.e. halogen) not included.

Plumbing:           See MAA's plan A-2.1, dated 2/16/99 for general layout of
                    restrooms.

                    Restroom fixtures are by American Standard or equal. Sinks are drop-in self rimming; toilets and urinals are flush valve type.

                    Toilet partitions are floor mounted, metal in manufacturer's standard colors.

                    One wall hung handicap accessible electric water cooler (drinking fountain) is included.

                    Accessories include surface mounted mirrors, towel dispensers, and toilet paper dispensers.

                    Janitor's room includes a sink (floor mounted mop sink or raised as desired)

Cabinetry:          Break room (galley) includes upper and lower cabinets per
                    plan.

                    Restrooms have double sink counter per plan.

                    All cabinetry is laminated.

FF&E: Furniture, fixtures, and equipment (including appliances) not included.

WAREHOUSE

Walls:              Demising wall is a one (1) hour drywall wall, painted.

                    The warehouse side of the office/warehouse wall and the perimeter exterior tilt walls are painted.

Windows: 2 - 5' X 9' (approximate) windows. Included in end wall of building (storefront metal and glass to match shell storefront). See MAA's

                                     B-3.

                    plan A-2.1, dated 2/16/99 for locations.

                    Skylights not included.

Structural Steel:   Structural steel (joist, girders and columns) and exposed
                    roof deck are field painted white.

                    Modifications included as required for HVAC equipment. Modifications not included for tenant supplied equipment.

Flooring:           Lapidolith hardener/sealer provided.

                    Floor joints are not caulked.

Lighting:           Lighting provided by 400 watt metal halide fixtures with
                    acrylic domes (by Lithonia, or equal). The fixtures do not have lenses or environmentally protected bulbs. Light levels of 30 FC and 50 FC (each average measured at 36" AFF) per areas shown on MAA's plan A-2.1, dated 2/16/99

                    Metal halide fixtures are suspended from joist and are controlled by breakers in the lighting panel.

                    Exit, emergency and night lite lighting provided per code. Dropped task lighting not included.

Electrical:         600 amp, 480v/277v, 3 phase service provided, with the main panel on the demising wall near the dock wall.

                    3 vending machine outlets provided on office wall.

                    Tenant's production and warehouse electrical outlets are shown on MAA's plan A-2.1, dated 2/16/99, all mounted at 16" AFF. All warehouse outlets are 110 V (grouped as noted on plan) except 3 at 208 volt, single phase, 15 Amp (each on separate circuit).

Mechanical:         One 6 ton and four 7.5 ton RTU's provided for heating and
                    cooling (36 tons total). Units are blow down type without ducted distribution.

                                     B-4.

                    Air piping and compressor not included.

                    Existing shell fire protection (ESFR) to remain.

Miscellaneous:      One dock high 9' X 10' manual door cut into the dock wall
                    (to match base building).

                    One 12' X 14' manual high lift drive-in door provided in base building.

                    Dock equipment (levelers, locks, lights) not included.

                                      B-5.

                                   EXHIBIT C
                             SPECIAL STIPULATIONS

     The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

     1.   CONSTRUCTION OF DEMISED PREMISES. Notwithstanding the provisions of
Section 17 of this Lease, Tenant shall be responsible for the cost of the construction of the Improvements (as defined in Section 8(a)(ii) of the Lease) in an amount equal to $100,000.00 (the "Tenant Construction Amount"). Within seven (7) days following Tenant's execution of this Lease, Tenant shall pay the Tenant Construction Amount to Landlord.

     2.   OPTION TO EXTEND TERM.

          (a) Landlord hereby grants to Tenant two (2) consecutive options to extend the Term for a period of five (5) years each, each such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred twenty (120) days prior to (but not more than two hundred ten (210) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Tenant would otherwise have expired if the applicable option had not been exercised.

          (b) If Tenant exercises its option to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises, which amount shall not be less than the Base Rent for the prior Term (including any space added thereto pursuant to Special Stipulation 3 or otherwise) for the applicable five (5) year option period, taking into account all relevant factors for space of this type in the Kennesaw, Georgia area, Tenant shall have thirty (30) days from its receipt of Landlord notice to notify Landlord in writing that Tenant does not agree with Landlords determination of the Base Rent and therefore that Tenant elects to retract its option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant's option to extend the Term shall be void and of no further force and effect. If Tenant does not notify Landlord of such retraction within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant.

          (c) Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Tenants share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant's exercise of its renewal option. If this Lease is guaranteed, it shall be a condition of Landlord granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant's exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

     3. RIGHT OF FIRST OFFER TO LEASE. So long as the Lease is in full force and effect and no Event of Default has occurred and is then continuing and no facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") to expand the Demised Premises to include that 7,200 square foot area labeled as the "ROFO Premises" on Exhibit A attached hereto (the "Offer Space") subject to the terms and conditions set forth herein.

          (a) Tenant's then current financial condition, as revealed by its most current financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements, as required by Landlord), must demonstrate either that Tenant's net worth is at least equal to its net worth at the time the Lease was signed; or that Tenant otherwise meets financial criteria acceptable to Landlord.

          (b) The term of the Right of First Offer shall commence on the Lease Commencement Date and shall expire on the one hundred eightieth (180/th/) day prior to the expiration of the initial Term (the "First Offer Period"), unless sooner terminated pursuant to the terms hereof.

          (c) Subject to the other terms of this Right of First Offer, after any part of the Offer Space has or will "become available" (as defined herein) for leasing by Landlord, Landlord shall not, during the term of the Right of First Offer, lease to another tenant that available portion of the Offer Space (the "Available Offer Space") without first offering Tenant the right to lease such Available Offer Space as set forth herein.

               (I) Space shall be deemed to "become available" when Landlord desires to lease all or a portion of the Offer Space.

               (II) Notwithstanding subsection c(i) above, Offer Space shall not be deemed to "become available" if the space is (a) assigned or subleased by the current tenant of the space; or (b) re-let by the current tenant of the space by renewal, extension, or renegotiation or (c) leased on a temporary basis for a period of less than twelve (12) months without any right to extend.

          (d) Consistent with subsection (c), Landlord shall not least any such Available Offer Space to another tenant unless and until Landlord has first offered the Available Offer Space to Tenant in writing (the "Offer"). The Offer shall contain (i) a description of the Available Offer Space (which description shall include the square footage amount and location of such Available Offer Space) and an attached floor plan that shows the Available Offer Space; (ii) the date on which Landlord expects the Available Offer Space to become available;
(iii) the

                                     C-2.

base rent for the Available Offer Space; and (iv) the increase in Tenant Operating Expense Percentage as defined in Section 1(j) of the Lease. Upon receipt of the Offer, Tenant shall have the right, for a period of three (3) calendar days after receipt of the Offer, to exercise the Right of First Offer by giving Landlord written notice that Tenant desires to lease the Available Offer Space at the base rent and upon the special terms and conditions as are contained in the Offer. If the term of the Available Offer Space expires after the Term of the Lease, the Term of the Lease shall be extended to be coterminous with the term of the Available Offer Space and the Annual Base Rent per square foot for the existing Demised Premises during said extension shall be based upon the greater of (i) the base rent per square foot for the Available Offer Space or (ii) the Annual Base Rent per square foot of the Demised Premises for the last year of the Term (including any escalation which would have occurred during any extension of the Term pursuant to Special Stipulation 2 hereof). If Tenant has an extension option under this Lease and the Term of this Lease is deemed extended to be coterminous, with the expiration date set forth in the Offer, then the applicable extension option shall be deemed exercised for the period of time required to make the Tenant of this Lease coterminous with the expiration date of the Offer.

          (e) If, within such three (3)-day period, Tenant exercises the Right of First Offer, then Landlord and Tenant shall amend the Lease to include the Available Offer Space subject to the same terms and conditions as the Lease, as modified by the terms and conditions of the Offer. If this Lease is guaranteed now or at anytime in the future, Tenant simultaneously shall deliver to Landlord an original, signed, and notarized reaffirmation of each Guarantor's personal guaranty, in form and substance acceptable to Landlord.

          (f) If, within such three (3)-day period, Tenant declines or fails to exercise the Right of First Offer, Landlord shall then have the right to lease the Available Offer Space in portions or in its entirety to a third party, unrelated to and unaffiliated with Landlord, at any time without regard to the restrictions in this Right of First Offer and on whatever terms and conditions Landlord may decide in its sole discretion, provided the base rent (as adjusted to account for any changes in the tenant improvement allowance), additional rent and any rent concessions are not substantially more favorable to such tenant than those set forth in the Offer, without again complying with all the provisions of this Right of First Offer.

          (g) If Landlord does lease all or any portion of the Available Offer Space to such a third party after complying with the terms and conditions of this Right of First Offer, then the Right of First Offer shall terminate, and Tenant shall have no further Right of First Offer.

          (h) If Landlord desires to lease the Available Offer Space at a base rent rate substantially less than the base rent rate set forth in the Offer (provided, that if the base rent rate is at least ninety percent (90%) of the base rent rate set forth in the Offer, said base rent rate shall be conclusively deemed to be not substantially less than the base rent set forth in the Offer), or if Landlord desires to materially alter or modify the special terms and conditions of the Offer, if any, Landlord shall be required to present the altered or modified Offer to Tenant pursuant to this Right of First Offer, in the same manner that the original Offer was submitted to Tenant.

          (i) The Right of First Offer is personal to BCS Technologies, Inc. and shall become null and void upon the occurrence of an assignment of Tenant's interest in the Lease or a sublet of all or a part of the Demised Premises.

                                     C-3.

     4. OPERATING EXPENSES - CAP ON CONTROLLABLE EXPENSES. In the event that the amount of Operating Expenses for the Building attributable to all items other than taxes, utilities, insurance, snow removal and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants (Operating Expenses attributable to all such other items being referred to collectively herein as "Controllable Expenses") in any calendar year exceeds the amount attributable to Controllable Expenses for the Building during the immediately preceding calendar year by more than ten percent (10%) (the "Cap"), then the amount attributable to Controllable Expenses for the Building, for purposes of determining the amount of Tenant's proportionate share of Operating Expenses only (as Tenant's proportionate share may have been adjusted to account for any changes in the size of the Demised Premises due to expansions or contractions), shall be limited to the amount attributable to Controllable Expenses for the Building for the immediately preceding calendar year multiplied by the sum of one hundred percent (100%) and the Cap. If the Building was complete and operational for only a portion of such immediately preceding calendar year, then Operating Expenses for the Building shall be annualized for such calendar year for purposes of applying this Special Stipulation 4. Any proration of Tenant's share of Operating Expenses for any partial calendar year during the Term shall be prorated in accordance with the last sentence of Section 6(a) of the Lease.

     5.   INSPECTION RIGHTS.

          (a) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Term may be inspected by Tenant (or by an independent certified accountant) at Tenant's expense, at any reasonable time within sixty (60) days after Tenant's receipt of Landlords statement for Operating Expenses; provided that Tenant shall give Landlord not less than fifteen (15) days' prior written notice of any such inspection. If Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year was incorrect, than Tenant shall be entitled to a credit against future Base Rent for said overpayment (or a refund of any overpayment if the Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be. If Tenant's inspection proves that Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year resulted in an overpayment by more than ten percent (10%) of Tenant's share, Landlord shall also pay the reasonable fees and expenses of Tenants independent professionals, if any, conducting said inspection.

          (b) All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to Landlord, the Demised Premises, the Building and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees, and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound. The obligations within this subsection (b) shall survive the expiration or earlier termination of the Lease.

     6.   TENANT MAINTENANCE AND REPAIR.

          (a) Notwithstanding the provisions of Section 10(a) of this Lease, Tenant shall not be required to pay for any repairs to the heating, ventilation and air conditioning

                                     C-4.

systems (the "HVAC") to the extent that the cost to Tenant (reduced by any reimbursements to Tenant related to HVAC warranties or guaranties) of such repairs exceeds $2,500.00 per year during the initial Term (the "HVAC Cap").

          (b) In the event the HVAC Cap does not apply in any given year, the difference between the amount of the HVAC Cap for that year and the amount actually spent by Tenant to repair the HVAC during that year shall be carried forward to the next succeeding year(s) and included as part of the HVAC Cap for such next succeeding year(s); provided, however, that the HVAC Cap in any given year during the initial Term shall not exceed $5,000.00.

          (c) In the event the HVAC Cap applies in any given year, prior to Tenant initiating repair that will exceed the HVAC Cap, Tenant shall notify Landlord, and Landlord shall have the option to complete any and all repairs to the HVAC, and to pay for any or all of such repairs to the extent the cost of such repairs exceeds the HVAC Cap. Tenant shall remain obligated to pay for any or all repairs completed by Landlord to the extent of the HVAC Cap.

          (d) The HVAC Cap shall not apply to any repairs required as a result of Tenant's gross negligence or willful misconduct, or Tenant's failure to maintain the HVAC in accordance with Section 10 of the Lease.

     7. ENVIRONMENTAL MATTERS. Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all expenses, losses and liabilities actually offered by Tenant (with the sole exception of any and all consequential damages, including but not limited to the loss of use of the Demised Premises, lost profits and loss of business, and those expenses, losses, and liabilities arising from Tenant's own negligence or willful act) as a result of Landlord's breach of its representation in Section 16(b). Landlord and Tenant hereby acknowledge that neither Landlord nor Tenant assumes liability for the acts of third parties relating to the presence of Hazardous Substances within or under the Demised Premises.

     8.   CONSTRUCTION OF DEMISED PREMISES.  Notwithstanding the provisions of
Section 17(b) of this Lease, in the event that Landlord is unable to substantially complete the Demised Premises for occupancy by Tenant on or before June 1, 1999, as extended by Delay (as defined below), rent shall abate two (2) days for every day that substantial completion has not occurred after June 1, 1999, but before July 1, 1999. In the event that Landlord is unable to substantially complete the Demised Premises for occupancy by Tenant on or before July 1, 1999, as extended by Delay Tenant may, at its option, terminate this Lease by written notice to landlord given on or before July 1, 1999, as extended by Delay (provided that substantial completion has not occurred prior to Landlord's receipt of said termination notice), in which event Landlord shall return the Tenant Construction Amount to Tenant and thereafter neither Landlord nor Tenant shall have any further obligations hereunder. For purposes of this Special Stipulation 8, "Delay" shall mean delays incurred by reason of Tenants failure to approve the Plans and Specifications as set forth in Section 17(a) of this Lease or changes requested by Tenant in the Plans and Specifications after Tenant's approval thereof, and for such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the performance of Landlord's work and/or the construction of the Demised Premises and related improvements due

                                     C-5.

to strikes or other labor troubles, governmental restrictions and limitations, or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, acts or omissions of Tenant, or delays by utility companies in bringing utility lines to the Demised Premises.

     9. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. Notwithstanding the provisions of Section 24 of this Lease, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage created after the Lease Date provided that the holder of said Mortgage agrees not to disturb Tenant's possession of the Demised Premises so long as Tenant is not in default hereunder, as evidenced by a subordination, non-disturbance and attornment agreement signed by said holder which agreement may include (a) the conditions contained in Section 24(e) of this Lease, (b) a requirement that said holder be given notice and opportunity to cure a Landlord default and (c) other provisions customarily required by lenders. Tenant shall promptly execute such a subordination, non-disturbance and attornment agreement upon Landlord's request.

     10. ASSIGNMENT. Notwithstanding the provisions of Section 29 of this Lease, Tenant shall be entitled to assign this Lease or sublease the Demised Promises to an Affiliate, as defined below, without the necessity of obtaining Landlord's prior written consent, provided that such Affiliate has a tangible net worth equal to or greater than the tangible not worth of the Tenant as of the Lease Date. For purposes of this Lease, an "Affiliate" shall mean any firm, person, corporation, partnership or other entity now or hereafter directly or indirectly in control of, or controlled by or under control with, Tenant or any of its principals, or into which or with which Tenant intends to merge or consolidate, or which agrees to acquire all of, or substantially all of, Tenant's stock, partnership interest or assets. For purposes of this Lease, "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities calculated in accordance with generally accepted accounting principles. Tenant shall provide Landlord notice of any intended assignment or sublease to an Affiliate.

     11. LANDLORD DEFAULT. Landlord shall not be in default unless it fails to perform the obligations required of it by this Lease within thirty (30) days after written notice from Tenant specifying which obligation Landlord has failed to perform. Provided, however, that if the nature of the specified obligation is such that more than thirty (30) days are reasonably required to complete its cure, then Landlord shall not be in default if it commences to cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion. As to Landlord's maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice within said thirty (30) day period, Tenant, may, at its option, cure such default. If Tenant elects to cure said default Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant's contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord shall reimburse Tenant for the reasonable, actual cost of said cure upon receipt of adequate bills or other supporting evidence substantiating said cost less any amounts otherwise reimbursable to Tenant under any insurance policies carried by Tenant.

                                     C-6.

     12. LANDLORD LIABILITY. For purposes of Section 26 of this Lease, Landlords equity interest in the Building shall be deemed to be no less than twenty percent (20%) of the fair market value of the Building determined as of the date on which Tenant initiates the applicable action to enforce its rights under this Lease.

                                     C-7.

                                   EXHIBIT D

                             RULES AND REGULATIONS

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

  1. The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

  2. No awnings or other projections shall be attached to the outside walls of the Building without the consent of Landlord, which consent shall not be unreasonably withhold.

  3. The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

  4. No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

  5. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

  6. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

  7. Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

  8. Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

  9. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

  10. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.

  11. No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

                                     C-2.

                                   EXHIBIT E
                           CERTIFICATE OF AUTHORITY
                                  CORPORATION

     The undersigned, Secretary of BCS Technologies, Inc., a Delaware corporation ("Tenant"), hereby certifies as follows to Industrial Developments International (Georgia), L.P., a Georgia limited Partnership ("Landlord"), in connection with Tenant's proposed least of promises in Building B, at Northpark 75, Cobb County, Georgia (the "Premises"):

     1. Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Georgia.

     2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature;


   David Frederick                  President             /s/ David Federick
------------------------    ------------------------   -------------------------
        (name)                       (title)                   (signature)


________________________    ________________________    ________________________
        (name)                       (title)                   (signature)


________________________    ________________________    ________________________
        (name)                       (title)                   (signature)

     3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant at a duly convened meeting held February 19, 1999.


                                               /s/ Kevin Kormondy
                                               ---------------------------------
                                               Secretary

                                                     [CORPORATE SEAL]

                                      E-1